UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 17, 2014

Bio-Reference Laboratories, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-15266	22-2405059
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

481 Edward H. Ross Drive, Elmwood Park, NJ	07407
(Address of principal executive offices)	(Zip Code)

(201) 791-2600

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.

On November 17, 2014, Mr. Gary Lederman, an independent member of the board of directors (the “Board”) of Bio-Reference Laboratories, Inc. (the “Company”), passed away.  Pursuant to the rules of The Nasdaq Stock Market (“Nasdaq”), the Company immediately notified Nasdaq of this event and that the Board was no longer comprised of a majority of independent directors.  Following the Company’s notice to Nasdaq, on November 21, 2014, the Company received from the staff of the Listing Qualifications Department of the NASDAQ Stock Market a letter (the “Staff Letter”) indicating that the Company was not in compliance with Listing Rule 5605(b)(1), which requires a majority of the Board of the Company be comprised of independent directors as defined in Rule 5605(a)(2).

Consistent with Nasdaq Listing Rule 5605(b)(1)(A), the Staff Letter indicated that Nasdaq will provide the Company a cure period in order to regain compliance with the majority independent board requirement.  Pursuant to the Staff Letter, the Company will have until the earlier of the Company’s next annual shareholders’ meeting or November 17, 2015 to regain compliance with this listing rule.  However, if the Company’s next annual shareholders’ meeting is held before May 19, 2015, then the Company must evidence compliance no later than May 19, 2015.  The Company shall use its best effort to regain compliance with the majority independent board requirement before the cure period ends to ensure continued listing on Nasdaq.

Item 8.01.

On November 17, 2014, Mr. Gary Lederman, an independent member of the Company’s Board, passed away.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 21, 2014	BIO-REFERENCE LABORATORIES, INC.

	By:	/s/ Marc D. Grodman
Name: Marc D. Grodman, MD
Title: Chairman of the Board, President and
Chief Executive Officer